Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests In

UBS EQUITY OPPORTUNITY FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase
Dated March 23, 2010

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY PNC GLOBAL INVESTMENT
SERVICING INC. EITHER BY MAIL OR BY FAX BY THE
END OF THE DAY ON TUESDAY, APRIL 20, 2010,
AT 12:00 MIDNIGHT, NEW YORK TIME,
UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

UBS Alternative Investments US
c/o PNC Global Investment Servicing Inc.
P.O. Box 857
Claymont, Delaware 19703-9911
Attn: Tender Offer Administrator

For additional information:
Phone:	(877) 431-1973
Fax:	(302) 793-8201
(302) 793-8202

To assure good delivery, please send this Notice of Withdrawal to PNC Global Investment Servicing Inc. and not to your Financial Advisor.

You are responsible for confirming that this Notice is received by PNC Global Investment
Servicing Inc.  To assure good delivery, please send this page to PNC Global Investment
Servicing Inc. and not to your Financial Advisor.  If you fail to confirm receipt of this
Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):            ☐☐ ☐☐☐☐☐ ☐☐

UBS EQUITY OPPORTUNITY FUND, L.L.C.

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date

Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date

Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date

Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Investor Certification)/Date

Print Name and Title of Co-Signatory: